EXHIBIT 99.1
Yext Announces Second Quarter Fiscal 2026 Results
–Revenue of $113.1 million, up 16% year-over-year, driven by the integration of Hearsay Systems
–EPS, basic, of $0.22 or non-GAAP EPS of $0.13
–Adjusted EBITDA of $26.4 million, resulting in an Adjusted EBITDA margin of 23%
–ARR of $444.4 million

NEW YORK -- (BUSINESS WIRE) — September 8, 2025 — Yext, Inc. (NYSE: YEXT), the leading brand visibility platform, today announced its results for the three months ended July 31, 2025, or Yext's second quarter of fiscal year 2026. Yext exceeded its prior quarterly guidance for both revenue and Adjusted EBITDA, and was within the high end of its range for non-GAAP EPS.

On August 18, 2025, Yext announced that Michael Walrath, its Chief Executive Officer and Chairman of the Board of Directors, had submitted a non-binding proposal to acquire all outstanding shares of Yext not already owned by him at a price of $9.00 per share in cash. In light of that pending proposal, Yext will not hold a corresponding conference call.

Second Quarter Fiscal 2026 Results
Results of the three months ended July 31, 2025 included the results of Hearsay Social, Inc. (“Hearsay”) and KabanaSoft, LLC, doing business as Places Scout (“Places Scout”), which had not been acquired and are thus not included in the comparative period of the three months ended July 31, 2024.
Revenue of $113.1 million, compared to $97.9 million reported in the second quarter fiscal 2025, a 16% increase on an as-reported basis and a 14% increase on a constant currency basis.
Gross Profit and Non-GAAP Gross Profit:
•Gross profit was $85.0 million, an increase of 12%, compared to $75.6 million reported in the second quarter fiscal 2025. Gross margin of 75.2%, compared to 77.2% in the second quarter fiscal 2025.
•Non-GAAP Gross profit was $88.3 million, an increase of 16%, compared to $76.3 million in the second quarter fiscal 2025. Non-GAAP Gross margin of 78.1%, compared to 77.9% in the second quarter fiscal 2025.
Net Income (Loss) and Non-GAAP Net Income:
•Net income of $26.8 million, compared to a net loss of $4.1 million in the second quarter fiscal 2025.
•Non-GAAP net income of $16.3 million, compared to $6.8 million in the second quarter fiscal 2025.
Operating Expenses and Non-GAAP Operating Expenses:
•Operating expenses were $55.4 million, or 49% of revenue, compared to $83.2 million, or 85% of revenue reported in the second quarter fiscal 2025. Sales and marketing costs were 28% of revenue compared to 43% of revenue reported in the second quarter fiscal 2025.
•Non-GAAP Operating expenses were $64.7 million, or 57% of revenue, compared to $69.4 million, or 71% of revenue reported in the second quarter fiscal 2025. Sales and marketing costs were 26% of revenue compared to 40% of revenue reported in the second quarter fiscal 2025.
Net Income (Loss) Per Share and Non-GAAP Net Income Per Share ("Non-GAAP EPS"):
•Net income per share attributable to common stockholders, basic, was $0.22 based on 122.9 million weighted average basic shares outstanding. Net income per share attributable to common stockholders, diluted, was $0.03 based on 130.8 million weighted average diluted shares outstanding. This compares to net loss per share, basic and diluted, of $0.03 based on 126.5 million weighted average basic and diluted shares outstanding in the second quarter fiscal 2025.

EXHIBIT 99.1
•Non-GAAP EPS attributable to common stockholders, basic was $0.13 based on 122.9 million weighted average basic shares outstanding. Non-GAAP EPS attributable to common stockholders, diluted was $0.12 based on 130.8 million weighted average diluted shares outstanding. This compares to Non-GAAP EPS, basic and diluted shares outstanding of $0.05 based on 126.5 million weighted average basic shares outstanding and 127.4 million weighted average diluted shares outstanding, respectively, in the second quarter fiscal 2025.
Adjusted EBITDA of $26.4 million, compared to $9.8 million in the second quarter fiscal 2025.
Annual Recurring Revenue ("ARR") was $444.4 million as of July 31, 2025, an increase of 15% year-over-year, compared to $387.3 million as of July 31, 2024. ARR is inclusive of Hearsay and Places Scout results and as of July 31, 2025, ARR included an approximate $3.2 million positive impact from foreign currency exchange rates, on a constant currency basis.
•Direct customers represented 83% of total ARR, totaling $369.5 million, an 18% year-over-year increase on an as-reported basis and an 17% increase on a constant currency basis.
•Third-party Reseller customers, represented 17% of total ARR, totaling $74.8 million, a 1% increase on an as-reported basis and relatively consistent on a constant currency basis.
Dollar-Based Net Retention Rate ("NRR") for Total and Direct customers was 95%. NRR for our Third-party Reseller customers was 98%.
Remaining Performance Obligations ("RPO") were $445.0 million as of July 31, 2025, of which $407.2 million is expected to recognized as revenue over the next twenty-four months, with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.
Cash, cash equivalents and restricted cash were $209.5 million as of July 31, 2025, compared to $234.8 million as of July 31, 2024.
Unearned revenue was $185.6 million as of July 31, 2025, compared to $156.2 million as of July 31, 2024.
Share Repurchase Program: Year to date repurchases totaled $45.2 million and as of July 31, 2025, approximately $36.7 million remained available for future purchases.
Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
About Yext
Yext (NYSE: YEXT) is the leading brand visibility platform, built for a world where discovery and engagement happen everywhere — across AI search, traditional search, social media, websites, and direct communications. Powered by over 2 billion trusted data points and a suite of integrated products, Yext provides brands the clarity, control, and confidence to perform across digital channels. From real-time insights to AI-driven recommendations and execution at scale, Yext turns a brand's digital presence into a competitive advantage. Thousands of leading brands rely on Yext to stay visible, stay ahead, and grow. To learn more about Yext, visit Yext.com or follow us on LinkedIn and X.

Statement Regarding Forward-Looking Statements
This release includes "forward-looking statements" including, without limitation, statements regarding Yext's expectations, beliefs, intentions, or strategies regarding the future, including the effects, benefits, and challenges of a potential acquisition of Yext and its expected financial performance. You can identify forward-looking statements by the use of terminology such as "believe", "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. These statements are based upon current beliefs and are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. The following factors, among others, could cause or contribute to such differences: the possibility that any acquisition transaction occurs, the possibility that the conditions to any transaction are not satisfied, including the risk that required approvals from Yext’s Board of Directors or stockholders for a transaction or required regulatory approvals to consummate a transaction are not obtained; potential litigation relating to a transaction; uncertainties as to the

EXHIBIT 99.1
timing of the consummation of a transaction; the ability of any party to consummate a transaction; possible disruption related to a transaction process to Yext’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Yext files with the SEC, including Yext’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. All forward-looking statements are based on information available to Yext on the date hereof, and Yext assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, acquisition-related costs, and amortization of acquired intangibles. Acquisition-related costs include transaction and related costs, subsequent fair value movements in contingent consideration, and compensation arrangements. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted average shares outstanding and non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted average diluted shares outstanding, which includes the potentially dilutive effect of shares using the treasury stock method or the if-converted method depending on the arrangement.
Beginning in fiscal year 2026, we utilized a projected tax rate of 23.5% in our computation of the non-GAAP income tax provision, which was subsequently updated to 25.5% in the second quarter of fiscal 2026. This compares to a projected tax rate of 25% in fiscal year 2025. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net income (loss) as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense, acquisition-related costs, and amortization of acquired intangibles. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation and certain acquisition-related costs, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures that we believe offer a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA as GAAP net income (loss) before (1) interest income (expense), net, (2) benefit from (provision for) income taxes, (3) depreciation and amortization, (4) other income (expense), net, (5) stock-based compensation expense, and (6) acquisition-related costs. The most directly comparable GAAP

EXHIBIT 99.1
financial measure to Adjusted EBITDA is GAAP net income (loss). Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to GAAP net income (loss) as a measure of operating performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.
In addition, we present non-GAAP constant currency measures of revenue. Constant currency as it relates to revenue provides a framework for assessing Company performance which excludes the effect of foreign currency rate fluctuations. Current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average monthly exchange rates in effect during the comparative period, as opposed to the average monthly exchange rates in effect during the current period.
We also present free cash flow, which is a non-GAAP measure defined as net cash provided by (used in) operating activities, less cash used for purchases of capital expenditures, inclusive of capitalized software development costs. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe this is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. We also discuss future free cash flow conversion rates, which we calculate as free cash flow divided by Adjusted EBITDA.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation and certain acquisition-related costs. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with GAAP net income (loss) and net income (loss) per share.
Operating Metrics
This release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-size and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is

EXHIBIT 99.1
calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
We calculate usage by annualizing monthly amounts in excess of contractual minimum commitments in the current month.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating fluctuations in billing and contract terms.
In addition, we present ARR on a constant currency basis. Constant currency as it relates to ARR provides a framework for assessing Company performance which excludes the effect of foreign currency rate fluctuations. Contracts included in the determination of ARR in the current period are converted into USD at the exchange rates in effect at the end of the comparative period, as opposed to the exchange rates in effect at the end of the current period.
Dollar-based net retention rate is a metric we use to assess our ability to retain our customers and expand the ARR they generate for us. We calculate dollar-based net retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer expansion, contraction and churn. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based net retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed. The cohorts of customers that we present dollar-based net retention rate for include direct, third-party reseller, and total customers. Direct customers include enterprise, mid-size and small business customers.
We also present dollar-based gross retention rate, which is a metric we use to assess our ability to retain our customers. We calculate dollar-based gross retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer contraction and churn, and excludes customer expansion. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based gross retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based gross retention rate until one year from the date on which the transaction closed.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	July 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$178,761	$123,133
Restricted cash, current	17,021	9,671
Accounts receivable, net of allowances of $1,740 and $2,014, respectively	66,404	112,942
Prepaid expenses and other current assets	20,125	18,094
Costs to obtain revenue contracts, current	18,042	21,961
Total current assets	300,353	285,801
Property and equipment, net	35,722	39,689
Operating lease right-of-use assets	61,188	67,452
Restricted cash, non-current	13,756	5,850
Costs to obtain revenue contracts, non-current	8,742	11,145
Goodwill	110,686	96,782
Intangible assets, net	93,211	94,247
Other long term assets	2,508	9,112
Total assets	$626,166	$610,078
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$72,514	$70,022
Unearned revenue, current	185,592	229,144
Operating lease liabilities, current	18,337	18,604
Contingent consideration, current	9,654	26,944
Total current liabilities	286,097	344,714
Operating lease liabilities, non-current	68,557	76,809
Contingent consideration, non-current	14,046	18,056
Long term debt, net	98,281	—
Other long term liabilities	6,656	17,306
Total liabilities	473,637	456,885
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at July 31, 2025 and January 31, 2025; zero shares issued and outstanding at July 31, 2025 and January 31, 2025	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at July 31, 2025 and January 31, 2025; 155,983,811 and 153,017,243 shares issued at July 31, 2025 and January 31, 2025, respectively; 123,125,709 and 126,999,461 shares outstanding at July 31, 2025 and January 31, 2025, respectively	156	153
Additional paid-in capital	1,010,599	996,477
Accumulated other comprehensive loss	(2,674)	(5,969)
Accumulated deficit	(679,599)	(707,120)
Treasury stock, at cost	(175,953)	(130,348)
Total stockholders’ equity	152,529	153,193
Total liabilities and stockholders’ equity	$626,166	$610,078

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except share and per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Revenue	$113,094	$97,887	$222,577	$193,877
Cost of revenue	28,060	22,293	55,165	43,839
Gross profit	85,034	75,594	167,412	150,038
Operating expenses:
Sales and marketing	32,069	41,957	68,278	85,211
Research and development	23,352	18,580	45,248	35,639
General and administrative	(61)	22,623	23,094	42,180
Total operating expenses	55,360	83,160	136,620	163,030
Income (loss) from operations	29,674	(7,566)	30,792	(12,992)
Interest income	1,179	2,395	1,811	4,755
Interest expense	(2,277)	(124)	(2,919)	(516)
Other expense, net	(45)	(204)	(400)	(342)
Income (loss) from operations before income taxes	28,531	(5,499)	29,284	(9,095)
(Provision for) benefit from income taxes	(1,780)	1,442	(1,763)	1,221
Net income (loss)	$26,751	$(4,057)	$27,521	$(7,874)

Net income (loss) per share attributable to common stockholders, basic	$0.22	$(0.03)	$0.22	$(0.06)
Net income (loss) per share attributable to common stockholders, diluted	$0.03	$(0.03)	$0.05	$(0.06)
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders, basic	122,854,629	126,535,481	124,229,932	125,967,631
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders, diluted	130,800,808	126,535,481	131,013,284	125,967,631

Other comprehensive income (loss):
Foreign currency translation adjustment	$21	$237	$3,304	$(180)
Unrealized (loss) gain on marketable securities, net	(9)	12	(9)	4
Total comprehensive income (loss)	$26,763	$(3,808)	$30,816	$(8,050)

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended July 31,
	2025	2024
Operating activities:
Net income (loss)	$27,521	$(7,874)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	13,643	5,814
Bad debt expense	953	363
Stock-based compensation expense	25,621	24,398
Amortization of operating lease right-of-use assets	4,683	4,265
Adjustments to contingent consideration	(21,600)	—
Other, net	664	481
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	47,282	62,021
Prepaid expenses and other current assets	(2,017)	(3,231)
Costs to obtain revenue contracts	7,004	7,619
Other long term assets	6,847	215
Accounts payable, accrued expenses and other current liabilities	65	(4,649)
Unearned revenue	(46,452)	(56,370)
Operating lease liabilities	(7,022)	(5,742)
Other long term liabilities	(11,060)	350
Net cash provided by operating activities	46,132	27,660
Investing activities:
Capital expenditures	(1,135)	(1,192)
Cash paid in acquisitions, net of cash acquired	(18,801)	—
Net cash used in investing activities	(19,936)	(1,192)
Financing activities:
Proceeds from exercise of stock options	439	791
Proceeds from debt issuance	99,000	—
Repurchase of common stock	(45,380)	(201)
Payments for taxes related to net share settlement of stock-based compensation awards	(14,002)	(3,781)
Payments of deferred financing costs	(877)	(659)
Proceeds, net from employee stock purchase plan withholdings	1,568	1,842
Net cash provided by (used in) financing activities	40,748	(2,008)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,940	179
Net increase in cash, cash equivalents and restricted cash	70,884	24,639
Cash, cash equivalents and restricted cash at beginning of period	138,654	210,184
Cash, cash equivalents and restricted cash at end of period	$209,538	$234,823
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

	Six months ended July 31,
(in thousands)	2025	2024
Cash and cash equivalents	$178,761	$234,823
Restricted cash, current and non-current	30,777	—
Total cash, cash equivalents and restricted cash	$209,538	$234,823

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$26,751	$(4,057)	$27,521	$(7,874)
Interest expense (income), net	1,098	(2,271)	1,108	(4,239)
Provision for (benefit from) income taxes	1,780	(1,442)	1,763	(1,221)
Depreciation and amortization	6,788	2,851	13,643	5,814
Other expense, net	45	204	400	342
Stock-based compensation expense	12,962	12,333	25,621	24,398
Acquisition-related costs	(23,055)	2,169	(19,007)	2,169
Adjusted EBITDA	$26,369	$9,787	$51,049	$19,389

GAAP net income (loss) as a percentage of revenue	23.7%	(4.1)%	12.4%	(4.1)%
Adjusted EBITDA margin	23.3%	10.0%	22.9%	10.0%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2025	2024	2025	2024
Cost of revenue
GAAP cost of revenue	$28,060	$22,293	$55,165	$43,839
Less: Stock-based compensation expense	(729)	(698)	(1,400)	(1,386)
Less: Acquisition-related costs	(194)	—	(720)	—
Less: Amortization of acquired intangibles	(2,347)	—	(4,793)	—
Non-GAAP cost of revenue	$24,790	$21,595	$48,252	$42,453
GAAP cost of revenue as a % of revenue	25%	23%	25%	23%
Non-GAAP cost of revenue as a % of revenue	22%	22%	22%	22%

Sales and marketing
GAAP sales and marketing	$32,069	$41,957	$68,278	$85,211
Less: Stock-based compensation expense	(704)	(3,155)	(3,115)	(5,906)
Plus (Less): Acquisition-related costs	280	—	(216)	—
Less: Amortization of acquired intangibles	(1,686)	—	(3,381)	—
Non-GAAP sales and marketing	$29,959	$38,802	$61,566	$79,305
GAAP sales and marketing as a % of revenue	28%	43%	31%	44%
Non-GAAP sales and marketing as a % of revenue	26%	40%	28%	41%

Research and development
GAAP research and development	$23,352	$18,580	$45,248	$35,639
Less: Stock-based compensation expense	(3,818)	(2,607)	(6,952)	(5,390)
Less: Acquisition-related costs	(385)	—	(1,074)	—
Non-GAAP research and development	$19,149	$15,973	$37,222	$30,249
GAAP research and development as a % of revenue	21%	19%	20%	18%
Non-GAAP research and development as a % of revenue	17%	16%	17%	16%

General and administrative
GAAP general and administrative	$(61)	$22,623	$23,094	$42,180
Less: Stock-based compensation expense	(7,711)	(5,873)	(14,154)	(11,716)
Plus (Less): Acquisition-related costs	23,354	(2,169)	21,018	(2,169)
Non-GAAP general and administrative	$15,582	$14,581	$29,958	$28,295
GAAP general and administrative as a % of revenue	—%	23%	10%	22%
Non-GAAP general and administrative as a % of revenue	14%	15%	13%	15%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Gross profit
GAAP gross profit	$85,034	$75,594	$167,412	$150,038
Plus: Stock-based compensation expense	729	698	1,400	1,386
Plus: Acquisition-related costs	194	—	720	—
Plus: Amortization of acquired intangibles	2,347	—	4,793	—
Non-GAAP gross profit	$88,304	$76,292	$174,325	$151,424
GAAP gross margin	75.2%	77.2%	75.2%	77.4%
Non-GAAP gross margin	78.1%	77.9%	78.3%	78.1%

Operating expenses
GAAP operating expenses	$55,360	$83,160	$136,620	$163,030
Less: Stock-based compensation expense	(12,233)	(11,635)	(24,221)	(23,012)
Plus (Less): Acquisition-related costs	23,249	(2,169)	19,728	(2,169)
Less: Amortization of acquired intangibles	(1,686)	—	(3,381)	—
Non-GAAP operating expenses	$64,690	$69,356	$128,746	$137,849
GAAP operating expenses as a percentage of revenue	49%	85%	61%	84%
Non-GAAP operating expenses as a percentage of revenue	57%	71%	58%	71%

Income/Loss from operations
GAAP income (loss) from operations	$29,674	$(7,566)	$30,792	$(12,992)
Plus: Stock-based compensation expense	12,962	12,333	25,621	24,398
(Less) Plus: Acquisition-related costs	(23,055)	2,169	(19,007)	2,169
Plus: Amortization of acquired intangibles	4,033	—	8,174	—
Non-GAAP income from operations	$23,614	$6,936	$45,580	$13,575
GAAP operating margin	26%	(8)%	14%	(7)%
Non-GAAP operating margin	21%	7%	20%	7%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended July 31,
	2025	2024
GAAP net income (loss)	$26,751	$(4,057)
Plus: Stock-based compensation expense	12,962	12,333
(Less) Plus: Acquisition-related costs	(23,055)	2,169
Plus: Amortization of acquired intangibles	4,033	—
Less: Tax adjustment (1)	(4,382)	(3,693)
Non-GAAP net income	$16,309	$6,752
GAAP net income (loss) as a percentage of revenue	23.7%	(4.1)%
Non-GAAP net income as a percentage of revenue	14.4%	6.9%

GAAP net income (loss) per share attributable to common stockholders, basic	$0.22	$(0.03)
Non-GAAP net income per share attributable to common stockholders, basic	$0.13	$0.05

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.03	$(0.03)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.12	$0.05

Weighted-average number of shares used in computing GAAP net income (loss) per share attributable to common stockholders
Basic	122,854,629	126,535,481
Diluted	130,800,808	126,535,481
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	122,854,629	126,535,481
Diluted	130,800,808	127,398,986

(1) During the second quarter of fiscal 2026 we updated our projected tax rate to 25.5% in our computation of the non-GAAP income tax provision.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Six months ended July 31,
	2025	2024
GAAP net income (loss)	$27,521	$(7,874)
Plus: Stock-based compensation expense	25,621	24,398
(Less) Plus: Acquisition-related costs	(19,007)	2,169
Plus: Amortization of acquired intangibles	8,174	—
Less: Tax adjustment (1)	(9,475)	(5,589)
Non-GAAP net income	$32,834	$13,104
GAAP net income (loss) as a percentage of revenue	12.4%	(4.1)%
Non-GAAP net income as a percentage of revenue	14.8%	6.8%

GAAP net income (loss) per share attributable to common stockholders, basic	$0.22	$(0.06)
Non-GAAP net income per share attributable to common stockholders, basic	$0.26	$0.10

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.05	$(0.06)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.25	$0.10

Weighted-average number of shares used in computing GAAP net income (loss) per share attributable to common stockholders
Basic	124,229,932	125,967,631
Diluted	131,013,284	125,967,631
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	124,229,932	125,967,631
Diluted	132,104,280	127,130,771

(1)    During the second quarter of fiscal 2026 we updated our projected tax rate to 25.5% in our computation of the non-GAAP income tax provision.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended July 31,
Constant Currency Revenue	2025	2024	Growth Rates
Revenue (GAAP)	$113,094	$97,887	16%
Effects of foreign currency rate fluctuations	(1,219)
Revenue on a constant currency basis (Non-GAAP)	$111,875		14%

	Six months ended July 31,
	2025	2024	Growth Rates
Revenue (GAAP)	$222,577	$193,877	15%
Effects of foreign currency rate fluctuations	(1,752)
Revenue on a constant currency basis (Non-GAAP)	$220,825		14%

	Three months ended July 31,		Six months ended July 31,
Free Cash Flow	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$8,407	$(10,649)	$46,132	$27,660
Less: Capital expenditures inclusive of capitalized software development costs	(573)	(545)	(1,135)	(1,192)
Free cash flow	$7,834	$(11,194)	$44,997	$26,468
Operating cash flow margin	7%	(11)%	21%	14%
Free cash flow margin	7%	(11)%	20%	14%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)
The following tables provides our ARR for the periods presented:

	July 31,		Variance
	2025	2024	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$369,541	$313,392	$56,149	18%
Third-Party Reseller Customers	74,821	73,904	917	1%
Total Annual Recurring Revenue	$444,362	$387,296	$57,066	15%

	Jul. 31, 2025	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024
Annual Recurring Revenue Trend
Direct Customers	$369,541	$371,851	$368,201	$374,502	$313,392
Third-Party Reseller Customers	74,821	74,618	74,461	74,147	73,904
Total Annual Recurring Revenue	$444,362	$446,469	$442,662	$448,649	$387,296

The following table provides our dollar-based net retention rate for the periods presented:

	Jul. 31, 2025	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024
Dollar-Based Net Retention Rate
Direct Customers	95%	95%	92%	91%	91%
Third-Party Reseller Customers	98%	96%	95%	94%	93%
Total Customers	95%	95%	93%	92%	91%

The following table provides our dollar-based gross retention rate for the periods presented:

	Jul. 31, 2025	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024
Dollar-Based Gross Retention Rate
Direct Customers	87%	87%	86%	83%	83%
Third-Party Reseller Customers	88%	88%	87%	87%	88%
Total Customers	88%	87%	86%	84%	84%

Note: Numbers rounded for presentation purposes and may not sum.